EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Boise Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of Form S-8 of our report dated February 21, 2008, on the consolidated financial statements of Aldabra 2 Acquisition Corp. as of December 31, 2007 and for the period from February 1, 2007 (inception) to December 31, 2007, which is included in the Annual Report on Form 10-K of Aldabra 2 Acquisition Corp. for the period ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

New York, New York

April 30, 2008

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